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                                                                   EXHIBIT 10.60


                                    AGREEMENT


                  Agreement dated as of March 15, 1999 (the "Agreement") between Eric C. Neuman ("Executive"), Elizabeth M. Neuman ("Spouse"), Chancellor Media Corporation (the "Company") and Chancellor Media Corporation of Los Angeles ("Los Angeles").

                  WHEREAS, the Executive, the Company and Los Angeles are parties to an Amended and Restated Employment Agreement, dated as of October 1, 1998, to be effective July 1, 1998, pursuant to which the Company has employed the Executive as Senior Vice President - Strategic Development of the Company (the "Employment Agreement").

                  WHEREAS, the parties desire to jointly terminate Executive's employment with the Company, and to terminate the Employment Agreement after continuing the effectiveness of certain provisions of the Employment Agreement by incorporation pursuant to the terms of this Agreement;

                  NOW THEREFORE, for and in consideration of the mutual covenants, agreements, and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive, Spouse, the Company and Los Angeles hereby agree as follows:

                  1. Termination: The Executive hereby resigns from his employment with the Company as of the date of this Agreement (the "Termination Date"). Executive further agrees to and does hereby resign effective as of the Termination Date from any other appointments or positions which he may hold with the Company or any of its subsidiaries, including without limitation, his position as an officer of the Company and each of its subsidiaries. Executive agrees to execute all further documents which the Company may request of him to effectuate such employment resignations.

                  2. Termination Payments: In connection with such termination of employment and the execution of this Agreement, as soon as practicable after the execution and delivery of this Agreement (but not later than one (1) business day after the date hereof), the Company shall cause to be paid to Executive and Spouse (i) a one-time cash severance payment of $2,000,000, (ii) a pro-rated bonus for the fiscal year of the Company ended December 31, 1998, of $750,000, (iii) a pro-rated bonus for fiscal year ending December 31, 1999, of $103,495, and (iv) all accrued and unpaid Base Salary (as defined in the Employment Agreement) earned up to and through March 15, 1999. Executive shall be entitled to all benefits contemplated under his Employment Agreement through March 15, 1999, and will be entitled to receive reimbursement therefore after such date.

                  3. Grant of Options: In connection with such termination of employment and the execution of this Agreement, the Company shall grant to Executive,




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effective as of the Termination Date, stock options for 400,000 shares of common stock of the Company. Such options granted pursuant to this paragraph 3 shall vest upon the Termination Date and be exercisable for the ten-year period following the Termination Date at the exercise price equal to $47.0625 per share, the average last reported sale price of the common stock of the Company on the Nasdaq National Market System for the 20 trading days ending March 12, 1999. The common stock granted upon exercise of such options will be (i) registered by and at the expense of the Company on Form S-8 or other appropriate form and be freely tradeable and (ii) listed or otherwise designated for inclusion on the Nasdaq National Market or such other exchange or market on which the common stock is traded. The Company shall, within five business days after the date hereof, provide Executive with an option agreement which will provide for the grant of such options on terms no less favorable than the provisions of the 1998 Chancellor Media Corporation Stock Option Plan and the option agreements for the options previously granted to Executive, in each case as modified by the provisions of this Agreement.

                  4. Exercisability of Options: Notwithstanding, any option plan or other instrument governing the issuance or exercisability thereof, all options to purchase common stock of the Company granted to the Executive pursuant to this Agreement, the Employment Agreement or otherwise shall remain exercisable for their respective ten-year terms. In the event a Transaction (hereinafter defined) occurs after the date hereof but before the option is exercised, then (and in the case of each such Transaction) the option shall continue in existence and the optioned stock shall represent, in lieu of the Company common stock issuable upon exercise before the Transaction, the amount of cash, securities or other property to which the Executive would be entitled as a stockholder of the Company with respect to the optioned stock upon occurrence of the Transaction; provided, however, that the Executive may elect in his sole discretion for such options to be treated in the same manner, if different from the treatment provided in this sentence, that any other options held by any person are treated in connection with such Transaction. A "Transaction" means any one or more transactions in which the Company (a) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation of that consolidation or merger, (b) permits any other person or entity to consolidate with or merge into the Company with the Company being the continuing or surviving corporation and, in connection with that consolidation or merger, common stock of the Company, is changed into or exchanged for cash, stock, or other securities of any other person or entity or any other property, (c) transfers all or substantially all of its properties and assets to any other person or entity, or (d) effects a capital reorganization or reclassification of common stock of the Company.

                  5. Taxes: The cash payments set forth in paragraph 2 shall be subject to applicable federal, state and local withholding taxes. Executive agrees that, SUBJECT TO PARAGRAPH 6 HEREOF, TO THE EXTENT THAT ANY INDIVIDUAL FEDERAL OR STATE TAXES OF ANY KIND MAY BE DUE AS A RESULT OF ANY SUCH PAYMENT TO EXECUTIVE, EXECUTIVE SHALL BE SOLELY RESPONSIBLE FOR SUCH TAXES AND WILL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE COMPANY IN THE EVENT THERE IS ANY CLAIM


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AGAINST THE COMPANY FOR SUCH TAXES. THIS PARAGRAPH SHALL NOT RELEASE THE COMPANY
OF ITS OBLIGATIONS WITH RESPECT TO WITHHOLDING.

                  6. Excise Taxes. In the event that taxes are imposed on the $2,000,000 amount paid under paragraph 2(i) to the Executive pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended ( "Excise Taxes"), the Company shall pay an additional amount to the Executive for Excise Taxes so that the net payment made to the Executive with regard to paragraph 2(i), after the payment of such Excise Taxes, shall equal $2,000,000.

                  7. General Release and Covenant Not to Sue:

                  (a) THE EXECUTIVE AND SPOUSE, ON BEHALF OF THEMSELVES, THEIR ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS (TOGETHER THE "EXECUTIVE PARTIES"), HEREBY GENERALLY RELEASE AND FOREVER DISCHARGE THE COMPANY, LOS ANGELES AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE PAST AND PRESENT SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS AND ATTORNEYS (TOGETHER THE "COMPANY PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS' FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE TERMINATION DATE (INCLUDING BUT NOT LIMITED TO ANY CLAIM AGAINST THE COMPANY PARTIES BASED ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, DEFAMATION, NEGLIGENCE, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AMERICANS WITH DISABILITIES ACT, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT) IN ALL CASES ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE
(I) EXECUTIVE'S RIGHTS UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE EMPLOYMENT


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AGREEMENT THAT ARE INCORPORATED HEREIN), (II) EXECUTIVE'S RIGHTS TO
INDEMNIFICATION FROM THE COMPANY IN RESPECT OF HIS SERVICES AS AN OFFICER OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AS PROVIDED BY LAW OR THE CERTIFICATES OF INCORPORATION OR BY-LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF THE COMPANY OR ANY SUBSIDIARY THEREOF, (III) EXECUTIVE'S CONTRACTUAL RIGHTS UNDER ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE TERMINATION DATE OR THAT ARE GRANTED PURSUANT TO THIS AGREEMENT OR (IV) CLAIMS ARISING SOLELY AFTER THE TERMINATION DATE. THE EXECUTIVE AND SPOUSE, ON BEHALF OF THEMSELVES AND THE EXECUTIVE PARTIES, HEREBY COVENANT FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE COMPANY PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS PARAGRAPH 7, AND REPRESENT AND WARRANT THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON THEIR BEHALF.

                  (b) THE COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES AND AFFILIATES, HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES THE EXECUTIVE PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS' FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE TERMINATION DATE (INCLUDING BUT NOT LIMITED TO ANY CLAIM BASED ON, RELATING TO OR ARISING UNDER BREACH OF CONTRACT, TORT, FRAUD, DEFAMATION, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT) IN ALL CASES ARISING OUT OF OR RELATING TO THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE
(I) THE COMPANY'S RIGHTS UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE EMPLOYMENT AGREEMENT THAT ARE INCORPORATED HEREIN), (II) THE





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COMPANY'S RIGHTS AGAINST EXECUTIVE WITH RESPECT TO ANY FRAUDULENT OR CRIMINAL
ACTIVITY, (III) THE COMPANY'S RIGHTS UNDER ANY STOCK OPTION AGREEMENT THAT IS IN EFFECT WITH RESPECT TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE TERMINATION DATE (EXCEPT AS PROVIDED HEREIN) OR THAT ARE GRANTED PURSUANT TO THIS AGREEMENT OR (IV) CLAIMS ARISING SOLELY AFTER THE TERMINATION DATE. THE COMPANY, ON BEHALF OF ITSELF AND THE COMPANY PARTIES, HEREBY COVENANTS FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR PURPOSELY FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE EXECUTIVE PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS PARAGRAPH 7, AND REPRESENTS AND WARRANTS THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN THEIR CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON THEIR BEHALF.

                  8. Cooperation: Executive agrees to cooperate with the Company as reasonably directed by the Company by responding to questions, depositions, administrative proceedings and court hearings, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which he has personal or corporate knowledge. Executive further agrees, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement), to maintain, in strict confidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. Executive agrees, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement), not to communicate with any party(ies), their legal counsel or others adverse to the Company in any such claims, administrative proceedings or litigation except through the Company's designated legal counsel. Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by the Company relating to the Company, its subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor. The Company shall reimburse Executive for any documented out-of-pocket expenses, including but not limited to reasonable legal fees, reasonably incurred by Executive in complying with this paragraph
12. To the extent Executive's services are required pursuant to this paragraph 12 for more than an aggregate of eight (8) hours, the Company will pay to Executive a per diem amount calculated based on Executive's (i) annual Base Salary in effect immediately prior to the Termination Date and (ii) Annual Bonus (as defined in the Employment Agreement) for the 1998 calendar year.



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                  9. Mail: The Company may open and answer, and authorize others to open and answer, all mail, communications, and other correspondence addressed to Executive relating to the Company, Los Angeles or any of their respective subsidiaries or to Executive's employment with the Company, Los Angeles or any of their respective subsidiaries, and Executive shall promptly refer to the Company all inquiries, mail, communications, and correspondence received by him relating to the Company, Los Angeles or any of their respective subsidiaries or to Executive's employment with the Company, Los Angeles or any of their respective subsidiaries. If any such mail, communications or correspondence received by the Company includes any threat of any claim against Executive personally, the Company shall promptly notify Executive thereof. The Company will promptly forward to Executive any of Executive's personal mail, communications or correspondence received by the Company, unopened to the extent it is reasonably ascertained to be of a personal nature.

                  10. Notices: Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors, the Company and Los Angeles at the Company's then principal office, or to the Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this paragraph 10. Notices shall be deemed given when received.

                  11. Certain Acknowledgments: Executive and Spouse acknowledge that before entering into this Agreement they have had the opportunity to consult with any attorney or other advisor of their choice, and have done so, and have not relied in connection herewith on legal counsel for the Company. Executive and Spouse acknowledge that they have entered into this Agreement of their own free will, that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the terms expressly set forth herein.

                  12. Authorization By The Company: The Company represents and warrants to Executive that (i) it has the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company; and (iii) this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally.

                  13. Prior Agreements: WITH THE EXCEPTION OF CERTAIN PROVISIONS OF THE EMPLOYMENT AGREEMENT TO WHICH PARAGRAPH 14 OF THIS AGREEMENT SPECIFICALLY REFERS AND THE PROVISIONS OF ANY STOCK OPTION AGREEMENT AND/OR STOCK OPTION PLAN (EXCEPT AS PROVIDED HEREIN) THAT IS IN EFFECT WITH RESPECT




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TO STOCK OPTIONS THAT HAVE BEEN GRANTED TO EXECUTIVE ON OR BEFORE THE
TERMINATION DATE, this Agreement integrates the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement and any other dealings between the parties, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof, or any claims that might have ever been made by one party against any opposing party to this Agreement. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement. Further, all prior employment contracts, if any, between the parties are superseded by this Agreement. THERE ARE NO UNWRITTEN, ORAL, OR VERBAL UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS OF ANY SORT WHATSOEVER, IT BEING STIPULATED THAT THE RIGHTS OF THE PARTIES SHALL BE GOVERNED EXCLUSIVELY BY THIS AGREEMENT.

                  14. Survival of other Employment Agreement Provisions: The provisions of Employment Agreement Sections 5, 7(a), 7(d) (as it relates to
Section 7(a)), 7(e) (solely as it relates to Section 7(a)), 8 (solely as it relates to Section 7(a)), and 12, are incorporated herein by reference, shall survive the Termination Date and shall continue in full force and effect as though expressly set forth in this Agreement. Executive shall also be reimbursed by the Company for up to $70,000 for his purchase of an automobile (reduced by any amount previously reimbursed or otherwise paid by the Company on or after the Effective Date (as defined in the Employment Agreement) to or on behalf of Executive for an automobile). In addition, the indemnification provisions of
Section 12 of the Employment Agreement will also apply to any actions taken by Executive, in accordance with Paragraph 8 hereof or otherwise at the request of the Company, following the execution and delivery of this Agreement. Except as specifically described herein, all of Executive's, the Company's and Los Angeles's rights and obligations under the Employment Agreement are extinguished upon the effectiveness of this Agreement.

                  15. Modification: This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                  16. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

                  17. Successors and Assigns: All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or



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obligations hereunder may be assigned by the Executive, other than by will or the laws of descent or distribution.

                  18. Severability: All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

                  19. Indemnification: EXECUTIVE AND SPOUSE AGREE, WARRANT, AND REPRESENT TO THE COMPANY THAT EXECUTIVE AND SPOUSE HAVE FULL EXPRESS AUTHORITY TO SETTLE ALL CLAIMS AND DEMANDS THAT ARE THE SUBJECT OF PARAGRAPH 7 OF THIS AGREEMENT AND THAT NEITHER EXECUTIVE NOR SPOUSE HAS GIVEN OR MADE ANY ASSIGNMENT TO ANYONE, INCLUDING EXECUTIVE'S OR SPOUSE'S FAMILY OR LEGAL COUNSEL, OF ANY CLAIMS AGAINST ANY PERSON OR ENTITY ASSOCIATED WITH THE COMPANY OR ANY COMPANY PARTIES. TO THE EXTENT THAT ANY CLAIM RELATED TO THIS AGREEMENT MAY BE BROUGHT BY PERSONS OR ENTITIES CLAIMING BY, THROUGH, OR UNDER EXECUTIVE, SPOUSE, THEIR RESPECTIVE HEIRS, SUCCESSORS, OR ASSIGNS, THEN EXECUTIVE FURTHER AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE COMPANY OR ANY COMPANY PARTY, ITS AGENTS, AND ITS SUCCESSORS FROM ANY LAWSUIT, JUDGMENT, OR SETTLEMENT ARISING FROM SUCH CLAIMS. EXECUTIVE AND SPOUSE FURTHER HEREBY ASSIGN TO THE COMPANY ALL CLAIMS AND CAUSES OF ACTION COVERED BY PARAGRAPH 7.

                  20. Facility of Payment: All cash payments to be made by the Company to or on behalf of Executive hereunder shall be an obligation of and made by Los Angeles, but until performed, shall remain an obligation of the Company.

                  21. Choice of Law: This Agreement, including but not limited to the provisions of the Employment Agreement that are incorporated herein, shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles of conflict of laws).

                  22. Return of Documents: Executive agrees that he will return to the Company, not later than 24 hours following the execution of this Agreement, all originals and all copies of documents, notes, computer discs, tapes or other tangible information of any sort which he has in his possession or under his custody or control that is the property of the Company or any of its subsidiaries or that relate in any manner to his duties at the




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Company, which is not otherwise available to the public, and will not retain any copies of such matter. The materials required to be returned pursuant to this paragraph 22 shall not include personal correspondence that does not relate to the Company, its subsidiaries or any of its businesses.

                  23. No Right to Additional Compensation: Except as expressly provided in this Agreement, neither the Company, Los Angeles or any of their respective predecessors, successors, assigns or affiliates shall have any further obligation to Executive or Spouse in connection with the Employment Agreement or Executive's employment by the Company, Los Angeles or any of their respective subsidiaries, including but not limited to severance, compensation (including but not limited to deferred compensation, employment contracts, stock options, bonuses and commissions), health insurance, life insurance, disability insurance, club dues, vehicle allowances, vacation pay, sick pay and any similar obligations. Unless specifically addressed, this Agreement is not intended to be a waiver of any rights the Executive may have to (i) any nonforfeitable benefits under any of the Company's employee benefit plans and executive compensation arrangements which, by their terms, specifically provide for nonforfeitable benefits; (ii) convert group benefits under any of the Company's employee benefit plans to individual coverage, to the extent that such plans allow such conversion; or (iii) continue coverage under any of the Company's medical plans as provided under the Employee Retirement Income Security Act of 1974, as amended, or section 4980 B of the Internal Revenue Code of 1986, as amended.

                  24. No Admission: The parties agree that by entering into this Agreement, no party admits to having engaged in any unlawful, wrongful or unconscionable conduct, any such conduct being expressly denied.

                  25. Construction: The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party.

                  26. Arbitration: The Company and Executive agree to submit to final and binding arbitration any and all disputes, claims (whether in tort, contract, statutory, or otherwise) and/or disagreements arising between them, including any such disputes, claims and/or disagreements concerning the interpretation or application of this Agreement (the "Arbitration")" Such arbitration shall take place in Dallas, Texas, in accordance with the Commercial Arbitration rules of the American Arbitration Association (the "AAA"). Arbitration under this provision must be initiated within ninety (90) days of the action, inaction, or occurrence about which the party initiating the arbitration is complaining. Within ten (10) days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. Executive and the Company agree that the decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of such Act a judgment of the United States District Court for the Northern





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District of Texas, Dallas Division may be entered upon the award made pursuant to the arbitration. The parties agree that this paragraph 30 has been included to rapidly and inexpensively resolve any disputes between them, and, except as provided in the next sentence, this paragraph shall be grounds for dismissal of any court action commenced by either party, other than post-arbitration actions seeking to enforce an arbitration award. Each party shall be responsible for its respective costs and attorneys' fees incurred in connection with the Arbitration, and the Arbitration fees shall be divided equally between the Executive, on the one hand, and the Company and Los Angeles, on the other hand. Except to the extent required by law, the Arbitration result shall be kept confidential.

                  27. Legal Fees: The Company shall reimburse the Executive for all reasonable attorneys' fees incurred in connection with the negotiation and execution of this Agreement.

            [The Remainder of this Page is Intentionally Left Blank]










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                  IN WITNESS WHEREOF, the Company and Los Angeles have caused this Agreement to be executed in their respective corporate names by an officer thereof thereunto duly authorized, and Executive and Spouse have hereunto set their hands, as of the day and year first above written.

                                      CHANCELLOR MEDIA CORPORATION

                                      CHANCELLOR MEDIA CORPORATION OF LOS
                                      ANGELES


                                      By:
                                         -------------------------------------
                                         Thomas O. Hicks,
                                         Chairman of the Board



                                      ----------------------------------------
                                      ERIC C. NEUMAN

                                      Address:  3608 Greenbriar Drive
                                                Dallas, Texas  75225



                                      ----------------------------------------
                                      ELIZABETH M. NEUMAN






Termination Agreement - Neuman